Report of Independent Registered Public Accounting Firm

Board of Trustees and Shareholders
Evergreen Select Equity Trust

We have audited the accompanying
statement of assets and liabilities,
 including the schedule of investments,
 of the Evergreen Equity Index Fund,
a series of the Evergreen Select Equity
Trust, as of July 31, 2007 and the
related statement of operations for
 the year
 then ended, statements of changes
in net assets for each of the years
in the two-year period then ended and
the financial highlights for each of
the years in the five-year period then
ended.  These financial statements and
financial highlights are the responsibility of the Funds management. Our responsibility is to express an opinion on these
 financial statements and financial
highlights based on our audits.

We conducted our audits in accordance
 with the standards of the Public Company
Accounting Oversight Board (United States).
  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial
statements and financial highlights are
 free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures
 in the financial statements. Our procedures included confirmation of securities owned as of July 31, 2007 by correspondence with the custodian and brokers, or by other appropriate auditing procedures where
replies from brokers were not received.
 An audit also includes assessing the
accounting principles used and significant
 estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly, in all material respects, the financial position of the Evergreen
Equity Index Fund as of July 31, 2007, the results of its operations, changes in its net assets and financial highlights for each of the years described above, in conformity with U.S. generally accepted accounting principles.

KPMG LLP


Boston, Massachusetts
September 25, 2007